Exhibit 99.j(ii)

EXEXCUTION

AMENDMENT TO MASTER CUSTODIAN AGREEMENT

This Amendment, dated and effective as of July 1, 2024 (this “Amendment”), is entered into by and between each management company identified on Appendix A of the Agreement (each, a “Fund”), including, if applicable, each series of a Fund identified on Appendix A of the Agreement, and State Street Bank and Trust Company (the “Custodian”).

WHEREAS, the Custodian and each Fund entered into a Master Custodian Agreement dated as of June 1, 2018 (the “Agreement”); and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.	Section 16.1 is hereby deleted in its entirety and replaced with the following:

“Section 16.1 Term. This Agreement shall remain in full force and effect for an initial term ending June 30, 2029. After the expiration of the Initial Term, this Agreement shall automatically renew for successive 1-year terms unless a written notice of non-renewal is delivered by the nonrenewing party no later than ninety (90) days prior to the expiration of the initial term or any renewal term, as the case may be. A written notice of non-renewal may be given as to a Fund or a Portfolio.”

2.	A new Section 20.18 is hereby added to the Agreement with the following:

“Section 20.18 Qualified Financial Contracts. In the event that a Fund is domiciled and organized outside of the United States, such Fund and the Custodian hereby agree to be bound by the terms of the QFC addendum attached hereto as Appendix B.”

3.	A new Appendix B is hereby added to the Agreement with the Appendix B attached in Schedule A hereto.

4.	Each Fund hereby confirms, as of the date set forth above, its representations and warranties set forth in Section 20.7.1 of the Agreement.

5.	The Custodian and each Fund hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement.

6.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

7.	This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

EACH OF THE MANAGEMENT INVESTMENT COMPANIES AND SERIES SET FORTH ON APPENDIX A

By:	/s/ Adrien Deberghes
Name:	Adrien Deberghes
Title:	Senior Vice President, Treasurer & Principal Financial Officer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Stefanie Mansfield
Name:	Stefanie Mansfield
Title:	Managing Director, Global Relationship Manager

Appendix A

State Street Funds Registered Funds

AIM Counselor Series Trust (Invesco Counselor Series Trust)

Invesco American Franchise Fund

Invesco Capital Appreciation Fund

Invesco Core Plus Bond Fund

Invesco Discovery Fund

Invesco Equally-Weighted S&P 500 Fund

Invesco Equity and Income Fund

Invesco Floating Rate ESG Fund

Invesco Global Real Estate Income Fund

Invesco Growth and Income Fund

Invesco Income Advantage U.S. Fund

Invesco NASDAQ 100 Index Fund

Invesco S&P 500 Index Fund

Invesco Senior Floating Rate Fund

Invesco Short Duration High Yield Municipal Fund Invesco Short Term Municipal Fund

Invesco SMA Municipal Bond Fund

AIM Equity Funds (Invesco Equity Funds)

Invesco Charter Fund

Invesco Diversified Dividend Fund

Invesco Main Street All Cap Fund®

Invesco Main Street Fund®

Invesco Rising Dividends Fund

Invesco Summit Fund

AIM Funds Group (Invesco Funds Group)

Invesco EQV European Small Company Fund

Invesco EQV International Small Company Fund

Invesco Global Core Equity Fund

Invesco Small Cap Equity Fund

AIM Growth Series (Invesco Growth Series)

Invesco Active Allocation Fund*

Invesco Convertible Securities Fund

Invesco Income Advantage International Fund

Invesco Income Allocation Fund*

Invesco International Diversified Fund*

Invesco Main Street Mid Cap Fund®

Invesco Main Street Small Cap Fund®

Invesco Quality Income Fund

Invesco Select Risk: Conservative Investor Fund*

Invesco Select Risk: Growth Investor Fund*

Invesco Select Risk: High Growth Investor Fund*

Invesco Select Risk: Moderate Investor Fund*

Invesco Select Risk: Moderately Conservative

Investor Fund* Invesco Small Cap Growth Fund

AIM International Mutual Funds (Invesco International Mutual Funds)

Invesco Advantage International Fund

Invesco EQV Asia Pacific Equity Fund

Invesco EQV European Equity Fund

Invesco EQV International Equity Fund

Invesco Global Focus Fund

Invesco Global Fund

Invesco Global Opportunities Fund

Invesco MSCI World SRI Index Fund

Invesco International Small-Mid Company Fund

Invesco Oppenheimer International Growth Fund

AIM Investment Funds (Invesco Investment Funds)

Invesco Balanced-Risk Allocation Fund

Invesco Balanced-Risk Commodity Strategy Fund

Invesco Core Bond Fund

Invesco Developing Markets Fund

Invesco Discovery Mid Cap Growth Fund

Invesco EQV Emerging Markets All Cap Fund

Invesco Emerging Markets Local Debt Fund

Invesco Fundamental Alternatives Fund

Invesco Global Allocation Fund

Invesco Global Infrastructure Fund

Invesco Global Strategic Income Fund

Invesco Greater China Fund

Invesco Health Care Fund

Invesco International Bond Fund

Invesco Macro Allocation Strategy Fund

Invesco Multi-Asset Income Fund

AIM Investment Securities Funds (Invesco Investment Securities Funds)

Invesco Corporate Bond Fund

Invesco Global Real Estate Fund

Invesco High Yield Fund

Invesco Income Fund

Invesco Intermediate Bond Factor Fund

Invesco Real Estate Fund

Invesco SMA High Yield Bond Fund

Invesco Short Duration Inflation Protected Fund

Invesco Short Term Bond Fund

AIM Sector Funds (Invesco Sector Funds)

Invesco Comstock Fund

Invesco Comstock Select Fund

Invesco Dividend Income Fund

Invesco Energy Fund

Invesco Gold & Special Minerals Fund

Invesco Small Cap Value Fund

Invesco Technology Fund

Invesco Value Opportunities Fund

AIM Tax Exempt Funds (Invesco Tax-Exempt Funds)

Invesco AMT-Free Municipal Income Fund

Invesco California Municipal Fund

Invesco Environmental Focus Municipal Bond Fund

Invesco High Yield Municipal Fund

Invesco Intermediate Term Municipal Income Fund

Invesco Limited Term California Municipal Fund

Invesco Limited Term Municipal Income Fund

Invesco Municipal Income Fund

Invesco New Jersey Municipal Fund

Invesco Pennsylvania Municipal Fund

Invesco Rochester® AMT-Free New York Municipal Fund

Invesco Rochester® Limited Term New York Municipal Fund

Invesco Rochester® Municipal Opportunities Fund

Invesco Rochester® New York Municipals Fund

AIM Variable Insurance Funds (Invesco Variable Insurance Funds)

Invesco Oppenheimer V.I. International Growth Fund

Invesco® V.I. NASDAQ 100 Buffer Fund - December

Invesco® V.I. Nasdaq 100 Buffer Fund - June

Invesco® V.I. Nasdaq 100 Buffer Fund - March

Invesco® V.I. Nasdaq 100 Buffer Fund - September

Invesco® V.I. S&P 500 Buffer Fund - December

Invesco® V.I. S&P 500 Buffer Fund - June

Invesco® V.I. S&P 500 Buffer Fund - March

Invesco® V.I. S&P 500 Buffer Fund - September

Invesco V.I. American Franchise Fund

Invesco V.I. American Value Fund

Invesco V.I. Balanced-Risk Allocation Fund

Invesco V.I. Capital Appreciation Fund

Invesco V.I. Conservative Balanced Fund

Invesco V.I. Comstock Fund

Invesco V.I. Core Equity Fund

Invesco V.I. Core Plus Bond Fund

Invesco V.I. Discovery Mid Cap Growth Fund

Invesco V.I. Diversified Dividend Fund

Invesco V.I. Equally-Weighted S&P 500 Fund

Invesco V.I. Equity and Income Fund

Invesco V.I. EQV International Equity Fund

Invesco V.I. Global Core Equity Fund

Invesco V.I. Global Fund

Invesco V.I. Global Real Estate Fund

Invesco V.I. Global Strategic Income Fund

Invesco V.I. Government Securities Fund

Invesco V.I. Growth and Income Fund

Invesco V.I. Health Care Fund

Invesco V.I. High Yield Fund

Invesco V.I. Main Street Fund ®

Invesco V.I. Main Street Mid Cap Fund®

Invesco V.I. Main Street Small Cap Fund®

Invesco V.I. Small Cap Equity Fund

Invesco V.I. Technology Fund

Invesco Exchange Fund

Invesco Holding Company (US), Inc.

Global Select (Seed Capital)

CLOSED END FUNDS

Invesco Advantage Municipal Income Trust ii

Invesco Bond Fund

Invesco California Value Municipal Income Trust

Invesco Dynamic Credit Opportunity Fund

Invesco High Income 2024 Target Term Fund

Invesco High Income Trust II

Invesco Municipal Income Opportunities Trust

Invesco Municipal Opportunity Trust

Invesco Municipal Trust

Invesco Pennsylvania Value Municipal Income Trust

Invesco Quality Municipal Income Trust

Invesco Senior Loan Fund

Invesco Senior Income Trust

Invesco Trust For Investment Grade Municipals

Invesco Trust For Investment Grade New York Municipals

Invesco Value Municipal Income Trust

WHOLLY-OWNED CAYMAN SUBSIDIARIES

Invesco Cayman Commodity Fund I Ltd.

Invesco Cayman Commodity Fund III Ltd.

Invesco Cayman Commodity Fund IV Ltd.

Invesco Cayman Commodity Fund V Ltd.

Invesco Multi-Asset Income Cayman Ltd.

Invesco Fundamental Alternatives Fund (Cayman) Ltd.

Invesco Global Allocation Fund (Cayman) Ltd.

Invesco Global Strategic Income Fund (Cayman) Ltd.

Invesco Gold And Special Minerals Fund (Cayman) Ltd.

Invesco International Bond Fund (Cayman) Ltd.

Invesco V.I. Global Strategic Income Fund (Cayman) Ltd.

WHOLLY-OWNED SPECIAL PURPOSE VEHICLE

Invesco Dynamic Credit Opportunities Loan Originations LLC

Invesco Dynamic Credit Opportunity TB, LLC – (MUTH) Series I

Invesco Dynamic Credit Opportunity TB LLC (IAP) Series

Invesco Floating Rate ESG TB LLC (IAP) Series

Invesco Senior Income Loan LLC (IAP) Series

Invesco Senior Income Loan Origination LLC

Invesco Senior Income TB, LLC – (MUTH) Series I

Invesco Senior Loan TB LLC (IAP) Series

OFI Global China Fund, LLC - China A Series 1

*Each a “fund of funds” for purposes of the fee schedule

Schedule A

Appendix B

QFC Addendum

Opt-In to U.S. Special Resolution Regime. Notwithstanding anything to the contrary in this Agreement or any other agreement, the parties hereto expressly acknowledge and agree that:

(a)            In the event the Custodian becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer or assignment of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) by the Custodian will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a state of the United States; and

(b)            In the event the Custodian or an Affiliate of the Custodian becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights with respect to this Agreement that may be exercised against the Custodian are permitted to be exercised to no greater extent than the Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a state of the United States.

Adherence to the ISDA Protocol. At such times as the parties to this Agreement have adhered to the ISDA Protocol and this Agreement is or is deemed modified or amended by the ISDA Protocol, the terms of the ISDA Protocol will supersede the terms of this QFC Addendum as included as part of this Agreement, and in the event of any inconsistency between this QFC Addendum and the ISDA Protocol, the ISDA Protocol will prevail.

Definitions. As used in this QFC Addendum:

“Affiliate” has the meaning given in section 2(k) of the Bank Holding Company Act (12 U.S.C. §1841(k)) and section 225.2(a) of the Federal Reserve Board's Regulation Y (12 CFR § 225.2(a)).

“Default Right” means any:

(i) right of a party, whether contractual or otherwise (including, without limitation, rights incorporated by reference to any other contract, agreement, or document, and rights afforded by statute, civil code, regulation, and common law), to liquidate, terminate, cancel, rescind, or accelerate such agreement or transactions thereunder, set off or net amounts owing in respect thereto (except rights related to same-day payment netting), exercise remedies in respect of collateral or other credit support or property related thereto (including the purchase and sale of property), demand payment or delivery thereunder or in respect thereof (other than a right or operation of a contractual provision arising solely from a change in the value of collateral or margin or a change in the amount of an economic exposure), suspend, delay, or defer payment or performance thereunder, or modify the obligations of a party thereunder, or any similar rights; and

(ii) right or contractual provision that alters the amount of collateral or margin that must be provided with respect to an exposure thereunder, including by altering any initial amount, threshold amount, variation margin, minimum transfer amount, the margin value of collateral, or any similar amount, that entitles a party to demand the return of any collateral or margin transferred by it to the other party or a custodian or that modifies a transferee's right to reuse collateral or margin (if such right previously existed), or any similar rights, in each case, other than a right or operation of a contractual provision arising solely from a change in the value of collateral or margin or a change in the amount of an economic exposure.

“ISDA” refers to the International Swaps and Derivatives Association, Inc.

“ISDA Protocol” means the ISDA 2018 U.S. Resolution Stay Protocol as published by ISDA as of July 31, 2018.

“U.S. Special Resolution Regime” means the Federal Deposit Insurance Act (12 U.S.C. §1811–1835a) and regulations promulgated thereunder and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (12 U.S.C. § 5381–5394) and regulations promulgated thereunder.